EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Comverge Reports Fiscal Year and Fourth Quarter 2010 Financial Results

Norcross, GA., March 9, 2011 – Comverge, Inc. (NASDAQ: COMV), the leading provider of Intelligent Energy Management (IEM) solutions for Residential and Commercial + Industrial customers, today announced fourth quarter and full year 2010 financial and operating results.

•	Record annual revenues of $119.4 million, a 21% increase over prior year

•	Awarded a residential VPC contract at PPL Electric Utilities for 50,000 homes

•	Increased total megawatts under management by 833 megawatts in 2010, a 29% increase

“2010 was a very significant year for both Comverge and our industry as a whole,” said R. Blake Young, President and CEO, Comverge. “As all customer classes faced increasingly complex supply and demand challenges, we saw record adoption of our portfolio of Intelligent Energy Management hardware, software and services amongst both residential and commercial and industrial customers. As we continue to invest in delivering on the expanded capability of Intelligent Energy Management, I am confident we will be able to capitalize on the growing demand for energy management applications in 2011 and beyond.”

Financial Summary

Fourth quarter revenues for 2010 were $37.2 million compared to $40.8 million in the fourth quarter of 2009, a 9% decrease.  Revenues for both periods include revenues from our residential Virtual Peaking Capacity (VPC) contracts, which are deferred and recognized in the fourth quarter.  A decrease of $7.0 million from our expired NV Energy VPC contract was partially offset by increased revenues from our residential turnkey contracts at PECO and Pepco Holdings. Full year revenues were $119.4 million in 2010 compared to $98.8 million in 2009, a 21% increase.

Gross margin for the fourth quarter of 2010 was 50% compared to 33% in the fourth quarter of 2009, reflecting improved margins in our VPC contracts.   Gross margins are most meaningful when comparing on a 12 month basis due to the deferral of VPC contract revenues.  Gross margin for the full year of 2010 was 38% compared to 34% in 2009.

Adjusted EBITDA for the fourth quarter of 2010 was a positive $7.2 million compared to a positive $18.1 million for the fourth quarter of 2009.  For the full year 2010, adjusted EBITDA was a loss of $8.5 million compared to a positive $1.2 million for 2009.  Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, non-cash stock compensation expense and non-cash impairment charges.

Net loss for the fourth quarter of 2010 was $9.4 million, or $0.38 per share basic and diluted, compared to a net loss of $3.9 million, or $0.17 per share basic and diluted for the fourth quarter of 2009. Net loss for the fourth quarter of 2010 included a one time expense of $10.5 million, or $0.42 per share basic and diluted, which included a $9.3 million non-cash impairment charge (net of a $0.6 million tax benefit) recorded for goodwill and certain intangible assets related to our acquisition of Public Energy Solutions, Inc., and $1.2 million related to the previously announced restructuring and centralization of staff to our corporate headquarters.  Net loss for the fourth quarter of 2009 included one time expenses of $3.5 million, or $0.15 per share basic and diluted, related to the accelerated vesting of stock options, recorded as non-cash stock compensation of $2.7 million, and $0.8 million of interest expense related to the write-off of remaining unamortized loan costs from the early repayment of debt.

Net loss for full year 2010 was $31.4 million, or $1.27 per share basic and diluted compared to a net loss for 2009 of $31.7 million, or $1.45 per share basic and diluted.  Net loss for 2010 included one time expense of $11.4 million or $0.46 per share basic and diluted relating to a $9.3 million non-cash impairment charge (net of a $0.6 million tax benefit) recorded for goodwill and certain intangible assets related to our acquisition of Public Energy Solutions, Inc., and $2.1 million related to the previously announced restructuring and centralization of staff to our corporate headquarters.   Net loss for 2009 included one time expenses of $7.8 million, or $0.36 per share, which included $4.3 million relating to our former CEO’s retirement, $2.7 million for accelerated vesting of stock options and $0.8 million related to the write-off of unamortized loan costs from the early repayment of debt.

Excluding stock-based compensation charges, amortization expense of acquisition-related assets, and impairment charges for goodwill and other intangibles, net of tax effects, non-GAAP net income for the fourth quarter of 2010 was $1.4 million, or $0.06 per basic and $0.05 per diluted share, compared to a non-GAAP net loss of $100,000, or $0.00 per basic and diluted share, for the same period in 2009.  For the full year 2010, non-GAAP net loss was $16.4 million or $0.66 per share basic and diluted compared to a non-GAAP loss of $19.2 million or $0.88 per share basic and diluted for full year 2009.

Please refer to the financial schedules attached to this press release for reconciliation of GAAP to non-GAAP Adjusted EBITDA, net loss and net loss per share.

Business Highlights

Comverge fourth quarter 2010 business highlights include:

-
Awarded a 50,000 home residential VPC contract by PPL Electric Utilities to support its residential energy efficiency and conservation program through May 2013 with the option for an additional five year contract renewal.

-
Completed a five year $15 million convertible debt financing with Partners for Growth L.P. to strengthen our cash position thereby giving us the capital we need to fund our growth through at least 2011.

-	Added two new directors to the board, John McCarter and John Rego who together bring a combined 60 years experience in energy and finance; and

-
Increased total megawatts under management by 833 megawatts in 2010, 191 megawatts of which were added during the fourth quarter of 2010.  Total megawatts under management as of December 31, 2010 and December 31, 2009 were:

	12/31/10	12/31/09
Megawatts under long-term contracts, with regulatory approval	891	898
Megawatts under open market programs	1714	1194
Megawatts to be provided under turnkey programs	690	370
Megawatts managed for a fee	437	437
Total megawatts	3732	2899

As of December 31, 2010, through our long-term capacity contracts, turnkey contracts and open market auction programs, we have approximately $546 million in total contracted future revenues.  Furthermore, we have been awarded 997 megawatts of capacity in the 2013 – 2014 PJM Reliability Pricing Model Base Residual Auction, or BRA.  In the event we secure adequate load capacity to meet our obligations under the 2013-2014 PJM BRA, we will have 4154 in total megawatts managed.

Additional Information
Comverge will host a conference call to discuss fourth quarter and year-end 2010 financial and operational results at 9:00 a.m. (EST) on Wednesday, March 9, 2011. An earnings release will be issued at 7:00 a.m. (EST) on the same day before the market opens. To participate in the call, dial 877-334-1969 or 760-666-3589 for international participants.

Additionally, the results will be reported in the Investor Relations section on Comverge's website at http://ir.comverge.com. An audio replay of the call will be available beginning March 9, 2011 at 1:00 p.m. and available until March 17, 2011 at 12:00 a.m. ET (midnight) by dialing in 800-642-1687 (706-645-9291 for international participants) and using conference code number 41842404.

Additional financial information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed today with the Securities and Exchange Commission.

About Comverge
With more than 500 utility and 2,100 commercial customers, as well as five million deployed residential devices, Comverge brings unparalleled industry knowledge and experience to offer the most reliable, easy-to-use, and cost-effective intelligent energy management programs.  We deliver the insight and control that enables energy providers and consumers to optimize their power usage through the industry’s only proven, comprehensive set of technology, services and information management solutions.  For more information, visit www.comverge.com.

Caution Regarding Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected revenue guidance, projected contracted revenues, projected regulatory changes or approvals, the amount of revenue and megawatts that will be generated by long-term contracts or open market programs and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes or grid operator rule changes, regulatory approval of our contracts, economic and competitive factors, our key strategic relationships, and other risks more fully described in our Annual Report on Form 10-K filed today. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure - Non-GAAP Financial Information
Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliations below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Contact:

Investor Relations	Media Relations
Dan Pfeffer	Marie Bahl
VP, Treasurer-Investor Relations	Senior Director of Corporate Marketing
678-802-8302, invest@comverge.com	678-802-8371, pr@comverge.com

SCHEDULE 1
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)
Revenue	$37,226	$40,804	$119,389	$98,844
Cost of revenue	18,666	27,318	74,538	65,648
Gross profit	18,560	13,486	44,851	33,196
Operating expenses
General and administrative expenses	11,554	9,372	39,362	37,781
Marketing and selling expenses	4,553	4,955	18,031	17,737
Research and development expenses	1,707	1,395	6,279	4,878
Amortization of intangible assets	536	552	2,144	2,209
Impairment charges	9,871	-	9,871	-
Operating loss	(9,661)	(2,788)	(30,836)	(29,409)
Interest expense, net	287	1,098	854	2,038
Loss before income taxes	(9,948)	(3,886)	(31,690)	(31,447)
Provision (benefit) for income taxes	(509)	60	(339)	219
Net loss	$(9,439)	$(3,946)	$(31,351)	$(31,666)

Net loss per share (basic and diluted)	$(0.38)	$(0.17)	$(1.27)	$(1.45)

Weighted average shares used in computation	24,752,562	22,808,491	24,667,485	21,786,978

SCHEDULE 2
COMVERGE, INC.
SEGMENT INFORMATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)
Revenue:
Residential Business	$32,810	$34,248	$67,605	$60,496
Commercial & Industrial Business	4,416	6,556	51,784	38,348
Total Revenue	$37,226	$40,804	$119,389	$98,844

Cost of Revenue:
Residential Business	$16,280	$23,838	$39,718	$38,481
Commercial & Industrial Business	2,386	3,480	34,820	27,167
Total Cost of Revenue	$18,666	$27,318	$74,538	$65,648

Gross Profit:
Residential Business	$16,530	$10,410	$27,887	$22,015
Commercial & Industrial Business	2,030	3,076	16,964	11,181
Total Gross Profit	$18,560	$13,486	$44,851	$33,196

SCHEDULE 3
COMVERGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2010	2009

Assets
Cash and cash equivalents	$7,800	$16,069
Restricted cash	1,736	3,000
Marketable securities	27,792	34,409
Billed accounts receivable, net	14,433	8,119
Unbilled accounts receivable	17,992	11,873
Inventory, net	9,181	6,605
Deferred costs	1,712	1,715
Other current assets	2,056	938
Total current assets	82,702	82,728

Restricted cash	3,733	2,636
Property and equipment, net	22,480	18,340
Intangible assets, net	3,816	8,779
Goodwill	499	8,179
Other assets	927	235
Total assets	$114,157	$120,897
Liabilities and Shareholders' Equity
Accounts payable	$8,455	$6,874
Accrued expenses	17,375	11,574
Deferred revenue	5,821	5,890
Current portion of long-term debt	3,000	3,000
Other current liabilities	7,962	5,648
Total current liabilities	42,613	32,986

Deferred revenue	1,662	1,203
Long-term debt	21,750	9,750
Other liabilities	2,074	2,914
Total long-term liabilities	25,486	13,867
Shareholders' equity
Common stock	25	25
Additional paid-in capital	262,226	258,660
Treasury stock	(257)	(63)
Accumulated deficit	(215,947)	(184,596)
Accumulated other comprehensive income	11	18
Total shareholders' equity	46,058	74,044
Total liabilities and shareholders' equity	$114,157	$120,897

SCHEDULE 4
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(9,439)	$(3,946)	$(31,351)	$(31,666)
Adjustments to net loss to net cash flows
from operating activities
Depreciation	5,310	16,879	6,276	17,689
Amortization of intangible assets	714	721	2,835	2,810
Stock-based compensation	992	3,235	3,327	10,038
Impairment charges	9,871	-	9,871	-
Other	382	1,430	1,404	2,210
Changes in operating assets and liabilities	(12,296)	(17,162)	(6,731)	6,698
Net cash provided by (used in) operating activities	(4,466)	1,157	(14,369)	7,779

Cash flows from investing activities
Changes in restricted cash	(195)	(1,540)	167	(1,579)
Maturities (purchases) of marketable securities, net	(6,443)	(7,389)	5,871	(6,416)
Purchases of property and equipment	(5,358)	(3,228)	(11,123)	(16,239)
Net cash used in investing activities	(11,996)	(12,157)	(5,085)	(24,234)

Cash flows from financing activities
Borrowings (repayments) under debt facilities, net	14,250	(23,916)	12,000	(15,364)
Proceeds from issuance of common stock, net	-	27,371	-	27,371
Other	(384)	815	(815)	946
Net cash provided by financing activities	13,866	4,270	11,185	12,953

Net change in cash and cash equivalents	(2,596)	(6,730)	(8,269)	(3,502)
Cash and cash equivalents at beginning of period	10,396	22,799	16,069	19,571
Cash and cash equivalents at end of period	$7,800	$16,069	$7,800	$16,069

For Schedules 5 and 6, see footnote (1) Reconciliation of Non-GAAP Financial Measures to comparable U.S. GAAP measures which follows Schedule 6.

SCHEDULE 5
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(9,439)	$(3,946)	$(31,351)	$(31,666)
Depreciation and amortization	6,024	17,600	9,111	20,499
Interest expense, net	283	1,107	875	2,114
Provision for income taxes	(509)	60	(339)	219
EBITDA	(3,641)	14,821	(21,704)	(8,834)
Non-cash stock compensation expense	992	3,235	3,327	10,038
Non-cash impairment charge	9,871	-	9,871	-
Adjusted EBITDA	$7,222	$18,056	$(8,506)	$1,204

SCHEDULE 6
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands, except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss (basic)	$(9,439)	$(3,946)	$(31,351)	$(31,666)
Non-cash stock compensation expense	992	3,235	3,327	10,038
Amortization of intangible assets from acquisition	536	552	2,144	2,209
Impairment charges related to acquisitions, net of tax effect	9,260	-	9,260	-
Change in acquisition-related deferred income taxes	54	60	224	220
Non-GAAP net income (loss)	$1,403	$(99)	$(16,396)	$(19,199)

Net loss per share (basic)	$(0.38)	$(0.17)	$(1.27)	$(1.45)
Non-cash stock compensation expense	0.04	0.15	0.13	0.46
Amortization of intangible assets from acquisition	0.02	0.02	0.09	0.10
Impairment charges related to acquisitions, net of tax effect	0.37	0.00	0.38	0.00
Change in acquisition-related deferred income taxes	0.00	0.00	0.01	0.01
Non-GAAP income (loss) per share (basic)	$0.06	$0.00	$(0.66)	$(0.88)

Net loss per share (diluted)	$(0.36)	$(0.17)	$(1.27)	$(1.45)
Non-cash stock compensation expense	0.04	0.15	0.13	0.46
Amortization of intangible assets from acquisition	0.02	0.02	0.09	0.10
Impairment charges related to acquisitions, net of tax effect	0.36	0.00	0.38	0.00
Change in acquisition-related deferred income taxes	0.00	0.00	0.01	0.01
Non-GAAP income (loss) per share (diluted)	$0.05	$0.00	$(0.66)	$(0.88)

Weighted average shares used in computation (basic)	24,752,562	22,808,491	24,667,485	21,786,978

Weighted average shares used in computation (diluted)	26,023,067	22,808,491	24,667,485	21,786,978

(1) Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude certain expenses required by GAAP, such as depreciation, amortization, interest expense, impairment charges and stock-based compensation. The Company's basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company's operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

•
EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies to assess operating performance for companies in our industry. Depreciation is a necessary element of our costs and our ability to generate revenue. We do not believe that this expense is indicative of our core operating performance because the depreciable lives of assets vary greatly depending on the maturity terms of our VPC contracts. The clean energy sector has experienced recent trends of increased growth and new company development, which have led to significant variations among companies with respect to capital structures and cost of capital, which affect interest expense. Management views interest expense as a by-product of capital structure decisions and, therefore, it is not indicative of our core operating performance.

•
We define Adjusted EBITDA as EBITDA before stock-based compensation expense and impairment charges. Management does not believe that stock-based compensation is indicative of our core operating performance because stock-based compensation is the result of stock-based incentive awards which require a non-cash expense to be recorded in the financial statements. Management believes that the impairment charges are not indicative of our core operating performance as these charges relate to acquisitions in prior periods.  Management uses EBITDA and Adjusted EBITDA as part of internal reporting and forecasting and believes it is helpful in analyzing operating results.

•
We believe that the presentation of non-GAAP net loss, which is a measure that adjusts for the impact of stock-based compensation expense, amortization expense for acquisition-related assets and impairment charges, provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, is useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

•
Although stock-based compensation is an important aspect of the compensation of our employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based award, and generally cannot be changed or influenced by management after the grant.

•
We do not acquire intangible assets on a predictable cycle.  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition, and in some cases, the remaining value of acquired intangibles and goodwill is decreased due to impairment charges.  In addition to amortization expense, the Company records tax expense related to tax deductible goodwill, arising from certain prior acquisitions. These expenses generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company's performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net loss and net loss per share) and should not be considered measures of the Company's liquidity.